                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             Master Graphics, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             Master Graphics, Inc.
                        70 Timber Creek Drive, Suite 5
                           Cordova, Tennessee 38018

                   Notice of Annual Meeting of Shareholders
                           to be held June 16, 2000

     The second regular annual meeting of shareholders of Master Graphics, Inc. will be held on Friday, June 16, 2000, at 10:00 a.m., Memphis Tennessee time, at the Radisson Inn Airport, 2411 Winchester Road, Memphis, Tennessee, for the following purposes:

     1. Amendment of the Company's Charter. To amend our Charter to eliminate the current three-class structure of our Board of Directors and to designate all directors as a single class.

     2. Election of Directors. The number of directors to be elected at the annual meeting and the length of the term they will serve depend on whether the shareholders approve the proposal to amend our Charter. Therefore, the shareholders will vote on two proposals with respect to the election of directors:

          (A) To elect five directors to serve until the 2001 Annual Meeting of Shareholders in the event the shareholders approve the proposal to amend our Charter.

          (B) To elect two Class II directors to serve until the 2003 Annual Meeting of Shareholders in the event the shareholders do not approve the proposal to amend our Charter.

     3. Amendment to the Non-Employee Director Stock Option Plan. To approve an amendment of our 1998 Non-Employee Director Stock Option Plan which increases from 50,000 to 350,000 the number of shares that can be issued under the plan; and

     4. Other Business. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on April 27, 2000 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, 7,923,026 shares of common stock were outstanding. Each share entitles the holder to one vote.

     We have enclosed with this proxy statement a copy of our Annual Report to Shareholders.

                                 By Order of the Board of Directors

                                 P. Melvin Henson, Jr.
                                 Secretary

================================================================================
                            Your vote is important.

   Please mark, sign, and date your proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting.
================================================================================

                          [MASTER GRAPHICS LOGO HERE]

                               April [  ], 2000

TO THE SHAREHOLDERS OF
MASTER GRAPHICS, INC.

     In connection with our annual shareholders' meeting to be held on June 16, 2000, we are sending you a notice of annual meeting of shareholders, a proxy statement, and a form of proxy.

     At the meeting, you will be asked to:

     . amend our Charter to eliminate the current three-class structure of our Board of Directors;

     . if the proposal to amend our Charter passes, elect five directors to serve until the 2001 Annual Meeting of Shareholders;

     . if the proposal to amend our Charter does not pass, elect two Class II directors to serve until the 2003 Annual Meeting of Shareholders; and

     . approve an increase in the number of shares that can be issued under our Non-Employee Director Stock Option Plan.

     Information about these matters is contained in the attached proxy statement.

     Detailed information relating to Master Graphics' activities and operating performance during 1999 is contained in our Annual Report to Shareholders, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1999 Annual Report, please notify P. Melvin Henson, Jr., Secretary, Master Graphics, Inc., 70 Timber Creek Drive, Suite 5, Cordova, Tennessee 38018.

     You are cordially invited to attend the annual meeting of shareholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and want to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card to us in the enclosed stamped envelope as soon as possible.

                                   Very truly yours,

                                   Robert J. Diehl
                                   President and Chief Executive Officer

                             Master Graphics, Inc.
                        70 Timber Creek Drive, Suite 5
                           Cordova, Tennessee 38018

--------------------------------------------------------------------------------

            Proxy Statement for 2000 Annual Meeting of Shareholders

--------------------------------------------------------------------------------

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting of shareholders by the proxies named in the enclosed proxy card. This proxy statement, the form of proxy and the annual report are being sent to you in connection with this request and are being mailed to all shareholders beginning on April [ ], 2000.

--------------------------------------------------------------------------------

                     Information about the Annual Meeting

--------------------------------------------------------------------------------

Annual Meeting............  June 16, 2000              Radisson Inn Airport
                            10:00 a.m.                 2411 Winchester Road
                            Memphis, Tennessee time    Memphis, Tennessee

Items to be voted upon....  You will be voting on the following matters:

                            (1) Amendment of the Company's Charter. To amend our Charter to eliminate the current three-class structure of our Board of Directors and to designate all directors as a single class.

                            (2) Election of Directors. The number of directors to be elected at the annual meeting and the length of the term they will serve depend whether the shareholders approve the proposal to amend our Charter. Therefore, the shareholders will vote on two proposals with respect to the election of directors:

                                  (A) To elect five directors to serve until the 2001 Annual Meeting of Shareholders in the event the shareholders approve the proposal to amend our Charter.

                                  (B) To elect two Class II directors to serve until the 2003 Annual Meeting of Shareholders in the event the shareholders do not approve the proposal to amend our Charter.

                            (3) Amendment to the 1998 Non-Employee Director Stock Option Plan. To approve an amendment of our 1998 Non-Employee Director Stock Option Plan to increase from 50,000 to 350,000 the number of shares that can be issued under the plan;

                                    (4) Other Business. To transact such other
                                        business as may properly come before the meeting or any adjournment thereof.

Who can vote.....................   You are entitled to vote your common stock
                                    if our records show that you held your
                                    shares as of the close of business on the record date, April 27, 2000. Each shareholder is entitled to one vote for each share of common stock held on that date. On
                                    April 27, 2000, we had 7,923,026 shares of common stock outstanding and entitled to vote.

How to vote by proxy.............   If you sign, date and return your signed
                                    proxy card before the annual meeting, we will vote your shares as you direct. For each proposal regarding the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote "For" or "Against" or you may "Abstain" from voting.

                                    If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them

                                    .   "For" the amendment of our Charter;

                                    .   "For" the election of all of the Board's
                                         nominees for director in both proposals
                                         regarding the election of directors;
                                         and

                                    .   "For" the approval of the amendment to
                                         our 1998 Non-Employee Director Stock
                                         Option Plan.

                                    If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Changing your vote...............   You can revoke your proxy at any time before
                                    it is voted at the annual meeting by:

                                    (1) submitting another proxy with a more
                                        recent date than that of the proxy first given;

                                    (2) attending the annual meeting and voting
                                        in person; or

                                    (3) sending written notice of revocation to
                                        our corporate Secretary, P. Melvin
                                        Henson, Jr.

Votes required............    If a quorum is present at the annual meeting,

                              . the director nominees (in the applicable proposal) will be elected by the affirmative vote of a plurality of the votes cast at the annual meeting, whether in person or by proxy; and

                              .    all other matters submitted to the
                                   shareholders will require the affirmative vote of a majority of the votes cast at the annual meeting, whether in person or by proxy.

Counting the vote.........    Quorum. Voting can take place at the annual
                              meeting only if shareholders owning a majority of the total number of shares of common stock outstanding on the record date are present in person or represented by effective proxies. If you have returned valid proxy instructions or vote in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from some or all matters introduced at the meeting. If you hold your common stock through a broker, bank, clearing agency or other nominee (in "street name"), generally the nominee may only vote the common stock which it holds for you in accordance with your instructions. If a nominee is not allowed to vote on a particular matter, this is a "broker non-vote" on that matter. Abstentions will be counted as present or represented at the annual meeting for purposes of determining whether a quorum exists. Broker non-votes will not be counted as present or represented for that purpose.

                              Effect of Abstentions and Broker Non-Votes.
                              Abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders. However, abstentions will not count in the voting results. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented and are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained. Therefore, these shares will have no effect on the outcome of the vote on any such matter.

                              Inspectors of Election. Representatives of Union Planters Bank, N.A., our transfer agent, will tabulate the votes and act as inspectors of the election.

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                  Other Information about the Annual Meeting

--------------------------------------------------------------------------------

Costs of Solicitation...........................   We will pay the cost of
                                                   preparing, printing and
                                                   mailing material in
                                                   connection with this
                                                   solicitation of proxies. In
                                                   addition to solicitation by
                                                   mail, regular employees of
                                                   Master Graphics and paid
                                                   solicitors may make
                                                   solicitations personally and
                                                   by telephone or otherwise. We
                                                   will, upon request, reimburse
                                                   brokerage firms, banks and
                                                   others for their reasonable
                                                   out-of-pocket expenses in
                                                   forwarding proxy material to
                                                   beneficial owners of stock or
                                                   otherwise in connection with
                                                   this solicitation of proxies.
                                                   We have retained Corporate
                                                   Investor Communications, Inc.
                                                   to assist in the solicitation
                                                   for a fee of $3500, plus
                                                   reasonable out-of-pocket
                                                   expenses.

Section 16(a) Beneficial Ownership Reporting
Compliance......................................   Section 16(a) of the
                                                   Securities Exchange Act of
                                                   1934 requires our directors
                                                   and executive officers to
                                                   file reports of holdings and
                                                   transactions in Master
                                                   Graphics common stock with
                                                   the SEC. Based on our records
                                                   and representations from
                                                   these persons, we believe
                                                   that all SEC beneficial
                                                   ownership reporting
                                                   requirements for 1999 were
                                                   met, with the exception of
                                                   the following:

                                                   .   Mr. Michael B. Bemis, our
                                                       current Chairman of the
                                                       Board, inadvertently
                                                       failed to timely file a
                                                       Form 3, Initial Statement
                                                       of Beneficial Ownership
                                                       of Securities, at the
                                                       time he became a
                                                       director;

                                                   .   Mr. John P. Miller, our
                                                       former President, Chief
                                                       Executive Officer and
                                                       Chairman of the Board,
                                                       inadvertently failed to
                                                       timely file a Form 4,
                                                       Statement of Changes of
                                                       Beneficial Ownership of
                                                       Securities, with respect
                                                       to transactions in our
                                                       common stock occurring in
                                                       November and December
                                                       1999; and

                                                   .   Mr. Lance T. Fair, our
                                                       former Chief Financial
                                                       Officer, inadvertently
                                                       failed to timely file a
                                                       Form 4, Statement of
                                                       Changes of Beneficial
                                                       Ownership of Securities,
                                                       with respect to a
                                                       transaction in our common
                                                       stock occurring in
                                                       October 1999.

                                                   These inadvertent errors have
                                                   been corrected and all
                                                   necessary filings have now
                                                   been made.

Advance Notice Procedures..................     Shareholder Proposals for Annual
                                                Meeting in 2001. Proposals by
                                                shareholders to be considered
                                                for inclusion in the proxy
                                                materials solicited by the
                                                directors for the annual
                                                shareholders meeting in 2001
                                                must be received by our
                                                corporate Secretary, 70 Timber
                                                Creek Drive, Suite 5, Cordova,
                                                Tennessee 38018, no later than
                                                December [ ], 2000. The use of
                                                certified mail, return receipt
                                                requested, is advised. To be
                                                eligible for inclusion, a
                                                proposal must also comply with
                                                Rule 14a-8 and all other
                                                applicable provisions of
                                                Regulation 14A under the
                                                Securities Exchange Act of 1934.

Independent Auditor........................     KPMG LLP served as our
                                                independent auditor for our 1999
                                                fiscal year. However, as a
                                                result of the delay in
                                                finalizing our 1999 audit, as of
                                                the date of this proxy statement
                                                our Board of Directors has not
                                                selected an independent auditor
                                                for our 2000 fiscal year.
                                                Representatives of KPMG LLP are
                                                expected to be present at the
                                                2000 annual meeting. At the
                                                annual meeting, they will have
                                                an opportunity to make a
                                                statement if they desire to do
                                                so, and they are expected to be
                                                available to respond to
                                                appropriate questions.

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                Information Concerning the Election of Directors

--------------------------------------------------------------------------------

Role of the Board..........................     Pursuant to Tennessee law, our
                                                business, property and affairs
                                                are managed under the direction
                                                of our Board of Directors. The
                                                Board has responsibility for
                                                establishing broad corporate
                                                policies and for the overall
                                                performance and direction of
                                                Master Graphics, but is not
                                                involved in day-to-day
                                                operations. Members of the Board
                                                keep informed of our business by
                                                participating in Board and
                                                committee meetings, by reviewing
                                                analyses and reports sent to
                                                them regularly, and through
                                                discussions with our executive
                                                officers.

Board Structure.............................    Currently, our Board is composed
                                                of seven directors, and it is
                                                divided into three classes:
                                                Class I directors, Class II
                                                directors, and Class III
                                                directors. Each class of
                                                directors is elected to serve a
                                                three year term. If the
                                                shareholders approve the
                                                proposal to amend our Charter,
                                                this three-class structure of
                                                the Board will be eliminated and
                                                all directors then will be
                                                elected on an annual basis. The
                                                Board has nominated five
                                                individuals for election by the
                                                shareholders at the 2000 annual
                                                meeting to serve until the 2001
                                                annual meeting (unless those
                                                directors resign or are
                                                removed). With only five
                                                directors, the Board would have
                                                two vacancies. Those vacancies
                                                may be filled by the affirmative
                                                vote of a majority of our
                                                directors. Any director
                                                appointed to fill a vacancy on
                                                the Board will serve a term that
                                                expires at the next annual
                                                meeting of shareholders
                                                following that director's
                                                appointment.

                                                If the shareholders do not
                                                approve the proposal to amend
                                                our Charter, the classified
                                                structure of our Board will
                                                remain intact, and all directors
                                                will continue to serve three
                                                year terms. This means that the
                                                shareholders would elect only
                                                two Class II directors at the
                                                2000 meeting to serve until the
                                                2003 annual meeting of
                                                shareholders, unless those
                                                directors resign or are removed.

1999 Board Meetings.........................    In 1999, the Board met six
                                                times. During 1999, no incumbent
                                                director attended less than 75%
                                                of the aggregate of the board
                                                meetings (held during the period
                                                for which he has been a
                                                director) and the meetings of
                                                the committees on which he
                                                served (during the periods that
                                                he served).

Board Committees............................    During 1999, the Board had four
                                                standing committees: an Audit
                                                Committee; a Compensation
                                                Committee; an Options and
                                                Benefits Committee; and an
                                                Acquisition Committee. Our Board
                                                does not have a standing
                                                Nominating Committee.

                                                The Audit Committee currently is
                                                composed of three members, Mr.
                                                Michael B. Bemis, Mr. Frederick
                                                F. Avery and Mr. Donald L.
                                                Hutson. The Audit Committee met
                                                one time during 1999. The
                                                committee has the responsibility
                                                for:

                                                . exercising general oversight
                                                  over our financial reporting
                                                  process;

                                                . recommending the selection of
                                                  our independent public
                                                  accountants;

                                                . reviewing and approving the
                                                  scope of the independent
                                                  public accountants' audit
                                                  activity and the extent of
                                                  non-audit services;

                                                . reviewing with management and
                                                  our independent public
                                                  accountants the adequacy of
                                                  our basic accounting systems
                                                  and the effectiveness of our
                                                  internal audit plan and
                                                  activities;

                                                . reviewing with management and
                                                  the independent public
                                                  accountants our financial
                                                  statements; and

                                                . reviewing with management
                                                  litigation and other legal
                                                  matters that may affect Master
                                                  Graphics' financial condition.

                                                The current members of the
                                                Compensation Committee are Mr.
                                                Frederick F. Avery and Mr.
                                                Donald L. Hutson. The
                                                Compensation Committee met one
                                                time during 1999. The committee
                                                reviews and makes
                                                recommendations to the Board
                                                concerning the compensation of
                                                our President and Chief
                                                Executive Officer and our other
                                                executive officers.

                                                The current members of the
                                                Options and Benefits Committee
                                                are Mr. Frederick F. Avery and
                                                Mr. Donald L. Hutson. The
                                                Options and Benefits Committee
                                                did not meet during 1999. The
                                                committee has the responsibility
                                                to assist in the oversight of
                                                the our employee benefit plans.

                                                The current members of the
                                                Acquisition Committee are Mr.
                                                Henry H. (Hap) Hederman, Jr. and
                                                Mr. Cary Rosenthal. The
                                                Acquisition Committee did not
                                                meet during 1999. The committee
                                                has the authority to approve our
                                                acquisitions priced at less than
                                                $10.0 million.

Director Compensation..........................   We pay non-employee directors
                                                  a fee of $1,000 for each Board
                                                  meeting attended and $500 for
                                                  each committee meeting
                                                  attended. In addition, we
                                                  reimburse directors for
                                                  expenses incurred in attending
                                                  meetings. Directors who are
                                                  also officers or employees of
                                                  Master Graphics receive no
                                                  compensation for the duties
                                                  they perform as directors.

1998 Non-Employee Director Stock Option Plan...   We did not grant any options
                                                  under the plan in 1999.
                                                  However, in early 2000, we
                                                  granted options to purchase a
                                                  total of 160,000 shares of
                                                  common stock. The grant of
                                                  options to purchase 120,000 of
                                                  those shares is subject to
                                                  shareholder approval of the
                                                  proposed amendment to increase
                                                  the number of shares issuable
                                                  under the plan to a total of
                                                  350,000 shares. If that
                                                  amendment is not approved,
                                                  those options will be granted
                                                  outside the auspices of the
                                                  plan.

--------------------------------------------------------------------------------

                              Executive Officers

--------------------------------------------------------------------------------

The following table sets forth certain information concerning the executive officers of Master Graphics.

 Name                     Age  Position

 Robert J. Diehl........   58  Chief Executive Officer and President; Class II
                               Director

 P. Melvin Henson, Jr...   42  Chief Financial Officer

 Donald H. Goldman......   64  Senior Vice President; Chief Operating Officer;
                               Chief Information Officer

 James B. Duncan........   57  Senior Vice President - Sales and Marketing

Robert J. Diehl has been the Chief Executive Officer and President of Master Graphics since December 1999. Mr. Diehl served as Master Graphics' Chief Operating Officer from January 1998 to December 1999. Mr. Diehl has over 25 years of experience in the general commercial printing industry. From January 1994 to December 1997, Mr. Diehl was President of Hollis Digital Imaging Systems, Inc., a digital printing company located in Tucson, Arizona. From 1989 to December 1993, Mr. Diehl was Managing Director of R.H. Rosen Associates, Inc., a printing industry consulting firm.

P. Melvin Henson, Jr. has been the Chief Financial Officer of Master Graphics since January 2000. Mr. Henson previously served as Senior Vice President-- Finance and Administration and Chief Accounting Officer of Master Graphics from December 1997 through December 1999. From July 1979 to December 1997, Mr. Henson was employed in a variety of financial management positions with International Paper Company including Manager--Finance for International Paper's business process redesign project, controller for International Paper's pulp and paper manufacturing facility in Erie, Pennsylvania, and Manager-Cost Analysis for International Paper's Printing Papers business sector.

Donald H. Goldman has been a Senior Vice President and the Chief Information Officer of Master Graphics since July 1998. Mr. Goldman also assumed the position of Chief Operating Officer in January 2000. From 1981 through June 1998, Mr. Goldman served as the President of ConsultWare, Inc., a graphic arts consulting firm located in Marblehead, Massachusetts. Mr. Goldman has been a consultant and speaker to trade organizations within the printing industry. Mr. Goldman also serves on the advisory board for CIMSPrint, an educational and research service for the printing industry sponsored by the Rochester Institute of Technology.

James B. Duncan has been the Senior Vice President--Sales and Marketing of Master Graphics since October 1997. From November 1996 to September 1997, Mr. Duncan operated a consulting practice focused on sales training and management. From April 1989 to October 1996, Mr. Duncan was a Division President for Smith & Nephew PLC, where he directed global operations for the Center of Excellence for Smith & Nephew's ear, nose and throat products.

________________________________________________________________________________
                            Executive Compensation
________________________________________________________________________________

Summary Compensation Table

The following table sets forth certain information concerning the compensation paid by Master Graphics to its Chief Executive Officer and the four other most highly paid executive officers earning in excess of $100,000 during 1999.

                                                                                       Long-Term
                                                     Annual Compensation               Compensation
                                                 ----------------------------     ---------------------
                                                 Fiscal                             Shares Underlying
          Name and Principal Position             Year   Salary     Bonus               Options
John P. Miller (1).............................    1999  $250,000        --                    --
  Former Chairman of the Board, President and      1998   250,000        --                    --
  Chief Executive Officer                          1997   145,833        --                    --

Robert J. Diehl (2)............................    1999  $175,000        --                    --
  President and Chief Executive Officer            1998   175,000        --                30,000
                                                   1997        --   300,000(3)                 --

Lance T. Fair (4)..............................    1999  $120,000    60,000(5)                 --
  Former Senior Vice President--Acquisitions       1998   120,000        --               100,000
  and Chief Financial Officer                      1997    34,153   600,000(3)                 --

P. Melvin Henson, Jr. (6)......................    1999  $100,000        --                    --
  Chief Financial Officer                          1998    97,500        --                10,000
                                                   1997     5,625    50,000(3)                 --

James B. Duncan................................    1999  $100,000        --                    --
  Senior Vice President - Sales and Marketing      1998   100,000        --                10,000
                                                   1997    20,833    50,000(3)                 --

Donald H. Goldman (7)..........................    1999  $100,000       --                     --
  Senior Vice President; Chief Operating           1998    50,000       --                     --
  Officer; Chief Information Officer               1997        --       --                     --

___________________________
(1) Mr. Miller resigned as President and Chief Executive Officer of Master Graphics in December 1999. Mr. Miller subsequently resigned as Chairman of the Board in January 2000.
(2) Mr. Diehl has been the Chief Executive Officer and President of Master Graphics only since December 1999. Prior to that time, Mr. Diehl served as Master Graphics' Chief Operating Officer beginning January 1998.
(3) Includes deferred compensation payments to the executive officers as indicated. The amount indicated is payable in cash on December 31, 2002 or, at the option of the applicable executive officer, in common stock on or before December 31, 2002. Master Graphics may prepay the full deferred compensation obligation at any time. If the executive officer elects to receive common stock in lieu of cash, he is entitled to receive the number of shares of common stock equal to the quotient of (i) the deferred compensation amount owed to such executive officer divided by (ii) $10.00.
(4) Mr. Fair resigned as Chief Financial Officer and Senior Vice President-- Acquisitions effective December 31, 1999.
(5) Represents a severance payment made to Mr. Fair upon his resignation. This amount was offset against future payments due to Mr. Fair under the deferred compensation plan described in note 3 above.
(6) Mr. Henson has been the Chief Financial Officer of Master Graphics since January 2000.

     Mr. Henson previously served as Senior Vice President-Finance and Administration and Chief Accounting Officer of Master Graphics from December 1997 through December 1999.
(7) Mr. Goldman has been a Senior Vice President and the Chief Information Officer of Master Graphics since July 1998. Mr. Goldman also assumed the position of Chief Operating Officer in January 2000.

Employment Agreements

We have employment agreements with each of our current executive officers named in the Summary Compensation Table above. The general terms of the employment agreements are described in the table below:

Term............................   Each employment agreement, other than our
                                   agreement with Mr. Duncan, has an initial term of two years (commencing January 2000) and is automatically renewed for one year periods unless terminated by one of the parties. The term of our agreement with Mr.
                                   Duncan expires as of March 2001.

Compensation....................   The employment agreements provide for the
                                   following annual base salaries: Mr. Diehl--
                                   $250,000; Mr. Henson--$130,000; Mr. Goldman--
                                   $130,000; and Mr. Duncan--$100,000. The
                                   annual base salaries are subject to increase at the discretion of the Board of Directors.
                                   In addition, the agreements provide for
                                   annual incentive compensation to each officer of up to 100% of his base salary based on established performance targets.

Termination Provisions..........   Except with respect to our agreement with Mr.
                                   Duncan, in the event the officer's employment is terminated without cause or the officer suffers a constructive termination of his employment and there has been no change of control, we will pay such officer a lump sum severance payment equal to the sum of his combined (1) base salary in effect at the time of termination and (2) the average of the annual incentive award for the two immediately preceding fiscal years. Under similar circumstances, we will pay Mr. Duncan a lump sum severance payment equal to 200% of his combined (1) base salary in effect at the time of termination and (2) the average of the annual incentive award for the two immediately preceding calendar years.

                                   In the event the officer's employment is terminated with cause, regardless of whether there has been a change of control, we will pay the officer only accrued but unpaid base salary and incentive compensation through the date of termination.

                                   If the officer's employment is terminated without cause or the officer suffers a constructive termination of his employment upon a change of control, he is entitled to receive a lump sum upon such termination equal to the sum of

                                   (1) 299% of such officer's combined (A) base salary in effect at the time of termination and (B) the average of the annual incentive award for the two immediately preceding completed fiscal years; and

                                   (2) to the extent that such payment
                                   constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, an amount equal to any tax incurred by such officer pursuant to
                                   Section 280G of the Internal Revenue Code.

Confidentiality and Non-Compete... Each agreement contains certain confidentiality and non-competition
                                   covenants.

Option Grants

We did not grant any stock options during the 1999 fiscal year to any of the executive officers named in the Summary Compensation Table above.

The following table sets forth the total number of options to purchase shares of common stock held as of December 31, 1999, by the executive officers named in the Summary Compensation Table above. No options were exercised by those executive officers in 1999. In addition, no options held by those executive officers as of December 31, 1999 were "in-the-money."

                                                 Number of Securities
                                                Underlying Unexercised
                                                      Options at
                                                   December 31, 1999
                                             -----------------------------
                                             Exercisable   Unexercisable
John P. Miller...............................         --             --
Robert J. Diehl..............................      7,500         22,500
Lance T. Fair................................     25,000         75,000(1)
P. Melvin Henson, Jr.........................      2,500          7,500
James B. Duncan..............................      2,500          7,500
Donald H. Goldman............................         --             --

__________________
(1) Upon Mr. Fair's resignation from the company effective as of December 31, 1999, the option held by Mr. Fair to purchase these shares of common stock terminated.

________________________________________________________________________________

          Compensation Committee Interlocks and Insider Participation

________________________________________________________________________________

The Compensation Committee of the Master Graphics Board of Directors currently is composed of Mr. Frederick F. Avery and Mr. Donald L. Hutson. However, Mr. John P. Miller, our former Chairman of the Board, President and Chief Executive Officer, also served as a member of the compensation committee of our Board of Directors during 1999. Mr. Miller did not participate in actions or considerations by the compensation committee with respect to his own compensation. Mr. Miller resigned as our President and Chief Executive Officer in December 1999 and as Chairman of the Board in January 2000.

Premier Graphics, Inc., our wholly-owned operating subsidiary, leases from Mr. Miller the facilities in which our B&M Printing Division is located. The lease expires on November 30, 2002. The annual base rent under this lease is approximately $140,000. We believe that the terms of the lease are no less favorable to us than could have been negotiated with unaffiliated third parties.

Premier Graphics also leases a printing press from Equipment Holding Company, LLC. The equipment lease expires on January 31, 2004. The rental amount payable under the lease agreement is $65,982.79 per month. Mr. John P. Miller and his wife are the owners of Equipment Holding Company, LLC. We believe that the terms of the equipment lease are no less favorable to us than could have been negotiated with unaffiliated third parties.

________________________________________________________________________________

         Report of the Compensation Committee on Executive Compensation

________________________________________________________________________________


The Committee. The Compensation Committee develops and recommends to the Board of Directors compensation policies for the company's executive officers. The Committee is responsible for establishing the salary rates and other compensation policies and programs for the executive officers, examining periodically the compensation structure for executive officers, and recommending any changes to the Board of Directors. The Committee in 1999 was composed of three members, John P. Miller, Frederick F. Avery and Donald L. Hutson. Mr. Miller subsequently resigned from the Board in January 2000.

Compensation Philosophy and Policies. The philosophy of the Committee is to develop a compensation program for the company's executive officers that is designed to attract, retain and motivate executives capable of leading the company, creating strong financial performance, maintaining the value and capability of the company's assets, and acquiring and/or divesting assets which enable the company to achieve a competitive advantage in its individual markets.

The executive compensation program is intended to provide an overall level of compensation which rewards individual performance, aligns compensation to achieve both short term and long term performance goals of the company and links the interests of executive officers with those of shareholders.

The Committee reviews and recommends to the Board of Directors changes in compensation for executive officers including base salary and annual bonus. Changes in compensation are based on judgments of past performance, job scope and responsibilities and expected future contributions. However, the Committee's primary determinant is most recent past performance.

Components of Executive Compensation. Compensation for the company's executive officers consists of both base salary and performance-based bonus compensation:

        Salary. In establishing salary compensation, the Committee considers financial and operating performance compared to the company's internal financial and operating plans for the fiscal year. Base salaries reflect the individuals' experience, ability to work effectively with other executive officers and outside organizations and achievement of financial stability and strength.

        Bonus. Bonus compensation, if any, is typically established as a percentage of the executive officer's base salary, and it is based on attainment of specific objectives, including EBITDA targets, cash flow, financial strength and year-end earnings.

Executive officers are also eligible to receive awards, including stock options, under the company's 1998 Equity Compensation Plan, which is administered by the Options and Benefits Committee of the Board of Directors.

Executive Compensation for 1999. During fiscal year 1999, the company's executive officers were parties to employment contracts with Master Graphics. Pursuant to those contracts, compensation included negotiated base salary and performance-based bonus compensation of up to 100% of base salary. In reviewing executive compensation for fiscal year 1999, the Committee determined that the executive officers were sufficiently compensated with base salary under the terms of their individual employment contracts. The Committee did not award any bonus compensation.

Compensation of the Chief Executive Officer. Mr. John P. Miller served as the company's President and Chief Executive Officer until his resignation in December 1999. At that time, Mr. Robert J. Diehl was elected by the Board to those positions. Mr. Miller's 1999 compensation was determined in accordance with the provisions of his employment contract entered into in March 1998, which provided for an annual base salary of $250,000 and performance-based bonus compensation of up to $250,000 per year. Mr. Miller did not receive any bonus compensation in 1999. Mr. Diehl's 1999 compensation likewise was determined in accordance with the provisions of his employment contract entered into March 1998 (at which time Mr. Diehl served as Chief Operating Officer), which provided for an annual base salary of $175,00 and performance-based bonus compensation of up to $175,000 per year. Mr. Diehl did not receive any bonus compensation in 1999. The company has subsequently entered into a new employment contract with Mr. Diehl.

Although Mr. Miller served as a member of the Compensation Committee during 1999, he did not participate in any Committee discussions relating to his own compensation.

                                        Respectfully submitted,

                                        Frederick, F. Avery (Chairman)
                                        Donald L. Hutson

________________________________________________________________________________

                               Performance Graph

________________________________________________________________________________

The graph below compares the performance of Master Graphics since its initial public offering in June 1998 with the Nasdaq Stock Market (US Companies) Index and a peer group index (the "Current Peer Group"). It shows an investment of $100 on June 8, 1998. The Current Peer Group comparison includes Cadmus Communications Corp., Champion Industries, Inc., Consolidated Graphics, Inc., Mail Well, Inc. and Wallace Computer Services, Inc.


                             [GRAPH APPEARS HERE]


                                    Legend

                                    06/1998   12/1998   06/1999  12/1999
                                    _______   -------   -------  -------

  Master Graphics, Inc.               97.4      52.0       44.7     14.8

  Nasdaq Stock Market
   (US Companies)                    107.4     125.9      154.4    233.0

  Self-Determined Peer Group          98.8      88.9       85.1     51.9


Companies in the Self-Determined Peer Group
  CADMUS COMMUNICATIONS CORP
  CONSOLIDATED GRAPHICS INC             CHAMPION INDUSTRIES INC
  WALLACE COMPUTER SERVICES INC         MAIL WELL INC


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
    D. The index level for all series was set to $100.0 on 06/10/1998.

The graph included in our proxy statement for the 1999 Annual Meeting of Shareholders likewise compared the performance of Master Graphics with a peer group index (the "Former Peer Group"). Although the companies composing the Current Peer Group were in the Former Peer Group, the Former Peer Group also included World Color Press Inc. We did not include World Color Press Inc. in the Current Peer Group because that company was acquired by Quebecor Printing Inc. in 1999, and the stock of World Color Press Inc. is no longer publicly traded. We believe the business of Quebecor Printing Inc. is much broader than our business, and, therefore, we do not believe Quebecor Printing Inc. is a peer company.

However, if we had included World Color Press Inc. in our Current Peer Group, the returns index for the self-determined peer group set forth above would have been slightly different. The graph below compares the performance of Master Graphics since its initial public offering in June 1998 with the Nasdaq Stock Market (US Companies) Index and the Former Peer Group (as opposed to the Current Peer Group).


                             [GRAPH APPEARS HERE]


                                    Legend

                                    06/1998   12/1998   06/1999  12/1999
                                    -------   -------   -------  -------

  Master Graphics, Inc.               97.4      52.0       44.7     14.8

  Nasdaq Stock Market
   (US Companies)                    107.4     125.9      154.4    233.0

  Self-Determined Peer Group         102.0      90.7       85.4     62.6


Companies in the Self-Determined Peer Group
  CADMUS COMMUNICATIONS CORP            CHAMPION INDUSTRIES INC
  CONSOLIDATED GRAPHICS INC             MAIL WELL INC
  WALLACE COMPUTER SERVICES INC         WORLD COLOR PRESS INC DEL


Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 06/10/1998.

________________________________________________________________________________

                        Master Graphics Stock Ownership

________________________________________________________________________________

Certain Beneficial Owners. To the best of our knowledge, as of April 12, 2000, the following are the only persons who beneficially own five percent or more of our outstanding common stock:

Name and Address of Beneficial Owner      Number    Percentage (1)
------------------------------------      ------    --------------

H. Henry (Hap) Hederman, Jr............  722,850(2)            9.0
  500 Steed Road
  Ridgeland, Mississippi 39158

Arrowhead Properties, L.P..............  532,500               6.7
  500 Steed Road
  Ridgeland, Mississippi 39158

J. Richard Price.......................  457,200(3)            5.8
 1168 Old Sumrall Road
 Columbia, Mississippi 39429


__________________
(1) Based on 7,923,026 shares of common stock outstanding as of April 12, 2000. Beneficial ownership is determined in accordance with the rules of the SEC and include voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options, warrants or other rights to acquire common stock, currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this proxy statement are deemed outstanding and to be beneficially owned by the person holding such option, warrant or other right for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or indicated to the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such shareholder.
(2) Includes 70,350 shares of common stock issuable upon exercise of a warrant held by Mr. Hederman; 120,000 shares of common stock held by the H. Henry Hederman Jr. Trust of which Mr. Hederman is a trustee; and 532,500 shares held by Arrowhead Properties, L.P., for which Mr. Hederman has the power to vote or direct the vote, and to dispose of or direct the disposition of, such shares.
(3) Includes 220,500 shares of common stock held by the Richard Price & Leigh Price Living Trust, of which Mr. Price is co-trustee with his wife, Ms. Leigh F. Price; and 110,000 shares of common stock held by Mr. Price, Ms. Latta Price Herring and Ms. Paige Franklin as co-tenants.

Ownership of Management. The following table shows, as of March 6, 2000, the number of shares of common stock beneficially owned by directors, nominees for director, the executive officers named in the Summary Compensation Table above, and all directors and executive officers as a group.

Name                                                              Number     Percentage (1)
----                                                            -----------  --------------
Michael B. Bemis............................................      24,000 (2)             *

Cary Rosenthal..............................................     232,500 (3)           2.9

H. Henry (Hap) Hederman, Jr.................................     722,850 (4)           9.0

Frederick F. Avery..........................................      35,250 (5)             *

Donald L. Hutson............................................      47,286 (6)             *

Robert J. Diehl.............................................      38,000 (7)             *

Edmund L. Brunini, Jr.......................................           0               0.0

John P. Miller..............................................           0               0.0

Lance T. Fair...............................................      80,700 (8)           1.0

P. Melvin Henson, Jr........................................       8,250 (9)             *

James B. Duncan.............................................      16,032 (10)            *

Donald H. Goldman...........................................           0               0.0

All executive officers and directors as a group (10 persons)   1,124,168              13.4

___________________
*    Less than 1%
(1) Based on 7,923,026 shares of common stock outstanding as of April 12, 2000. Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership includes include voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options, warrants or other rights to acquire common stock, currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this proxy statement are deemed outstanding and to be beneficially owned by the person holding such option, warrant or other right for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such shareholder.
(2) Includes 20,000 shares of common stock issuable upon exercise of an option held by Mr. Bemis.
(3) Includes 232,500 shares of common stock issuable upon exercise of a warrant held by Mr. Rosenthal.
(4) Includes 70,350 shares of common stock issuable upon exercise of a warrant held by Mr. Hederman; 120,000 shares of common stock held by the H. Henry Hederman Jr. Trust, of which Mr. Hederman is a trustee; and 532,500 shares held by Arrowhead Properties, L.P., for which Mr. Hederman has the power to vote or direct the vote, and to dispose of or direct the disposition of, such shares.
(5) Includes 30,250 shares of common stock issuable upon exercise of options held by Mr. Avery.
(6) Includes 30,250 shares of common stock issuable upon exercise of options held by Mr. Hutson.
(7) Includes 30,000 shares of common stock issuable to Mr. Diehl in connection with Master Graphics deferred compensation plan and 7,500 shares of common stock issuable upon exercise of an option held by Mr. Diehl.
(8) Includes 54,000 shares of common stock issuable to Mr. Fair in connection with Master Graphics deferred compensation plan and 25,000 shares of common stock issuable upon exercise of an option held by Mr. Fair.

(9) Includes 5,000 shares of common stock issuable to Mr. Henson in connection with Master Graphics deferred compensation plan and 2,500 shares of common stock issuable upon exercise of an option held by Mr. Henson.
(10) Includes 5,000 shares of common stock issuable to Mr. Duncan in connection with Master Graphics deferred compensation plan and 2,500 shares of common stock issuable upon exercise of an option held by Mr. Duncan.

________________________________________________________________________________

                              Certain Transactions

________________________________________________________________________________

Premier Graphics, Inc., our wholly-owned operating subsidiary, leases from Mr. John P. Miller the facilities in which our B&M Printing Division is located. Mr. Miller is our former Chairman of the Board, President and Chief Executive Officer. The lease expires on November 30, 2002. The annual base rent under this lease is approximately $140,000. We believe that the terms of the lease are no less favorable to us than could have been negotiated with unaffiliated third parties.

Premier Graphics leases a printing press from Equipment Holding Company, LLC. The equipment lease expires on January 31, 2004. The rental amount payable under the lease agreement is $65,982.79 per month. Mr. John P. Miller and his wife are the owners of Equipment Holding Company, LLC. We believe that the terms of the equipment lease are no less favorable to us than could have been negotiated with unaffiliated third parties.

In the connection with the acquisition of Hederman Brothers, Inc. in March 1998, Mr. Hederman and members of his immediate family (or trusts for the benefit of such individuals) received consideration in the form of $1.5 million cash. Mr. Hederman and such family members and trusts received warrants to purchase a total of 199,998 shares of common stock at a price per share equal to the $10.00. Mr. Hederman and such family members and trusts received promissory notes in the aggregate principal amount of $2,000,000, which were later amended and restated in December 1998. The amended and restated notes bear interest at a rate of 12% per annum and mature June 30, 2006. Moreover, Premier Graphics currently leases its Hederman Brothers Division facility from Mr. Hederman for annual rental of $300,000 per annum. Mr. Hederman currently is a director of Master Graphics. We believe that the terms of this lease are no less favorable to us than could have been negotiated with unaffiliated third parties.

In the Company's acquisition of Phoenix Communications, Inc. and King Mailing Services, Inc. in December 1997, Mr. Rosenthal received consideration in the form of approximately $3.3 million cash, a warrant to purchase 232,500 shares of common stock at a price per share equal to $10.00, and a promissory note in the principal amount of $557,750 which was later amended and restated in December 1998. The amended and restated note bears interest at a rate of 12% per annum and matures June 30, 2006. Moreover, the acquisition documents provide up to $611,100 in contingent consideration to be paid to Mr. Rosenthal in the event the Phoenix Division achieves certain annual earnings targets specified in the acquisition agreement. Mr. Rosenthal owns 50% of RFTA Associates, LLC, which leases the Phoenix Communications Division facilities to Premier Graphics for an annual rent of approximately $252,000 per year subject to annual adjustment based upon changes in the consumer price index. Mr. Rosenthal currently is a director of Master Graphics. We believe that the terms of such leases are no less favorable to us than could have been negotiated with unaffiliated third parties.

We entered into a consulting agreement effective as of February 1, 2000 with Mr. Michael B. Bemis, our present Chairman of the Board, pursuant to which Mr. Bemis will render consulting services to the company. The term of the agreement extends through January 31, 2001. We pay Mr. Bemis a retainer of $4,999.99 per month during the term of the agreement.

The law firm of Brunini, Grantham, Grower & Hewes, PLLC, rendered limited legal services on our behalf with respect to our Hederman Brothers Division in 1999. Mr. Edmund L. Brunini, Jr. is a member of that law firm.

________________________________________________________________________________

                                   Proposal 1
           Amendment to Charter to Declassify the Board of Directors

________________________________________________________________________________

Our Charter currently divides our Board of Directors into three classes of directors: Class I directors, Class II directors and Class III directors. Each class of directors is elected to serve a three year term so that at each annual shareholders meeting, our shareholders will elect, for a three year term, only the members of the class of directors whose term is expiring at that annual meeting. Our Bylaws also provide for this three-class Board structure. These provisions of our Charter and Bylaws originally were implemented to enable us, especially in the initial years of our existence as a publicly-owned company, to develop our business in a manner that would foster our long-term growth without the disruption of the threat of a takeover not deemed by our Board of Directors to be in the best interests of the company and its shareholders. The classified board structure also was designed to assure continuity and stability in the Board's leadership and policies.

Our Board of Directors has unanimously approved and recommended that the shareholders approve an amendment to our Charter that eliminates the three-class structure of our Board. The Charter amendment will provide that all directors will be elected annually for a term of one year. Therefore, at each annual shareholders meeting, our shareholders will elect all of the members of our Board of Directors. Our Board has adopted and approved a conforming amendment to our Bylaws that will become effective only if the shareholders approve the amendment of our Charter. If the Charter amendment is approved by our shareholders, a future change in control of our Board of Directors could be made by shareholders holding a plurality of the votes cast at a single annual meeting. The declassification of the Board makes it easier for shareholders to change the composition of the Board.

If the three-class structure of our Board is eliminated, additional conforming changes will be made to our Charter to remove all references to the classified nature of the Board.

The text of the Charter amendment adopted and approved by our Board and proposed to be approved by our shareholders is attached to this proxy statement as Appendix A. The Charter amendment will become effective only after approval by the shareholders and filing with the Tennessee Secretary of State of articles of amendment that set forth the text of the Charter amendment.

Because our Board of Directors unanimously adopted and approved the proposed Charter amendment, approval of the amendment to our Charter requires only the affirmative vote of a majority of the votes cast at the annual meeting, whether in person or by proxy.

The Board of Directors recommends a vote "FOR" the approval of the amendment to our Charter.

________________________________________________________________________________

                                   Proposal 2
                             Election of Directors

________________________________________________________________________________

The exact number of directors to be elected at the 2000 annual meeting and the terms for which they will serve depend on whether the shareholders approve the amendment to our Charter described as "Proposal 1" above. Therefore, two proposals are submitted by the Board of Directors with respect to the election of directors. Whether you vote "For," "Against," or "Abstain" with respect to the Charter amendment described as "Proposal 1" above, please complete the enclosed proxy card for both proposals regarding the election of directors.
                        ----
Doing so will ensure that your shares are voted in the election of directors as you direct, regardless of whether the shareholders approve the Charter amendment.

A.   Upon Shareholder Approval of the Charter Amendment

In the event the shareholders approve the amendment to our Charter described above as "Proposal 1," the Board nominates the following five individuals to serve as directors: Frederick F. Avery, Michael B. Bemis, Robert J. Diehl, Donald L. Hutson and Edmund L. Brunini, Jr. We do not anticipate that any nominee will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. With only five directors, our Board will have two vacancies. Those vacancies may be filled by the affirmative vote of a majority of our directors. Any director appointed to fill a vacancy on the Board will serve a term that expires at the next annual meeting of shareholders following that director's appointment.

In the event the shareholders approve the amendment to our Charter, for personal reasons, the following current directors have decided not to stand for reelection to the Board:

H. Henry (Hap) Hederman, Jr., age 53, has been a director of Master Graphics since March 1998, and he currently serves on the Board's Acquisition Committee. Mr. Hederman also has served as the President of the Hederman Brothers Division since March 1998. Mr. Hederman has over 30 years of experience in the general commercial printing industry. From 1982 through March 1998, Mr. Hederman served as the President and Chief Executive Officer of Hederman Brothers, Inc. (which was acquired by Master Graphics in March 1998). Mr. Hederman currently serves as a member of the board of directors and a member of the executive committee of the board of directors of MS Diversified Corp.

Cary Rosenthal, age 60, has been a director of Master Graphics since March 1998, and he currently serves as a member of the Board's Acquisition Committee. Mr. Rosenthal has served as the President of the Phoenix Division since December 1997. Mr. Rosenthal has over 30 years of experience in the general commercial printing industry. From September 1979 to December 1997, Mr. Rosenthal served as President and Chief Executive Officer of Phoenix Communications, Inc. and King Mailing Services, Inc. (both of which were acquired by Master Graphics in December 1997). Mr. Rosenthal currently serves as a member of the board of directors and the option committee of the board of directors of SED International Holdings, Inc.


                       Nominees for Election as Directors
                             (Terms Expiring 2001)

Information about the five individuals nominated as directors is provided below. Shares of common stock represented by proxy cards returned to us will be voted "For" the nominees listed below unless you specify otherwise.

________________________________________________________________________________


Frederick F. Avery, age 69, has been a director of Master Graphics since March 1998. Mr. Avery has been a business consultant since April 1994. From July 1987 to March 1994, Mr. Avery served in a variety of roles with Kraft Foods, including President of Kraft Food Ingredients and Group Vice President.

Committee:  Audit, Compensation, Options and Benefits

________________________________________________________________________________


Michael B. Bemis, age 53, has been a director of Master Graphics since January 2000. Mr. Bemis has been a business consultant since March 1999. From 1982 to March of 1999, Mr. Bemis held various positions within Entergy Corporation, a public utility holding company headquartered in New Orleans, Louisiana, including Chief Executive Officer of London Electricity PLC, President and Chief Operating Officer of Louisiana Power & Light/New Orleans Public Service and President and Chief Operating Officer of Mississippi Power & Light. Mr. Bemis also was formerly a partner with Deloitte Haskins & Sells (now Deloitte & Touche).

Committee:  Audit

________________________________________________________________________________


Robert J. Diehl, age 57, has been a director of Master Graphics since December 1999. Mr. Diehl has served as the Chief Executive Officer and President of Master Graphics since December 1999. Prior to that time, Mr. Diehl served as Master Graphics' Chief Operating Officer since January 1998. Mr. Diehl has over 25 years of experience in the general commercial printing industry. From January 1994 to December 1997, Mr. Diehl was President of Hollis Digital Imaging Systems, Inc., a digital printing company located in Tucson, Arizona. From 1989 to December 1993, Mr. Diehl was Managing Director of R.H. Rosen Associates, Inc., a printing industry consulting firm.

Committee: None

________________________________________________________________________________


Donald L. Hutson, age 53, has been a director of Master Graphics since March 1998. Since September 1966, Mr. Hutson has been a business trainer, professional speaker and consultant to corporations and trade associations on employee development issues.

Committee:  Audit, Compensation, Options and Benefits

________________________________________________________________________________


Edmund L. Brunini, Jr., age 56, has been a director Master Graphics since April 2000. Mr. Brunini is a member of the law firm Brunini, Grantham, Grower & Hewes, PLLC, located in Jackson, Mississippi, where he has practiced since 1969. Mr. Brunini engages in a general practice, with a special emphasis on oil and gas and health care law.

Committee:  None

________________________________________________________________________________


Election of Directors requires the affirmative vote of a plurality of the votes cast at the annual meeting, whether in person or by proxy.

The Board of Directors recommends a vote "FOR" each of the nominees listed above.


B.   Upon Shareholder Rejection of the Charter Amendment

In the event the shareholders reject the amendment to our Charter described above as "Proposal 1," our Board will continue to be divided into three classes. In that event, the term of only the Class II directors will expire in 2000. If the Charter amendment is not approved, the Board nominates the following two individuals to serve as Class II directors: Frederick F. Avery and Robert J. Diehl. We do not anticipate that either nominee will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise.

The remaining members of the Board of Directors will be Donald L. Hutson, Class I director (term expiring 2002),

Henry H. (Hap) Hederman, Jr., Class I director (term expiring 2002); Edmund L. Brunini, Jr., Class I director (term expiring 2002); Michael B. Bemis, Class III director (term expiring 2001); and Cary Rosenthal, Class III director (term expiring 2001).

Election of Directors requires the affirmative vote of a plurality of the votes cast at the annual meeting, whether in person or by proxy.

The Board of Directors recommends a vote "FOR" each of the nominees listed above.

--------------------------------------------------------------------------------

                                   Proposal 3
         Amendment to the 1998 Non-Employee Director Stock Option Plan

--------------------------------------------------------------------------------

Proposed Amendment.................   The Board of Directors and our
                                      shareholders have previously adopted and approved our 1998 Non-Employee Director
                                      Stock Option Plan. A total of 50,000
                                      shares of common stock are presently
                                      reserved for issuance under the 1998 Non-
                                      Employee Director Stock Option Plan. On
                                      February 22, 2000, the Board of Directors approved an amendment to the 1998 Non-
                                      Employee Director Stock Option Plan,
                                      subject to shareholder approval, to
                                      increase the shares reserved for issuance under the plan by 300,000 shares, bringing the total number of shares issuable under the plan to 350,000. In 1998, we issued options to purchase 2,000 shares of common stock under the 1998 Non-Employee Director
                                      Stock Option Plan. No options were issued under the plan in 1999. However, as of the date of this proxy statement, in 2000 we have issued options to purchase an additional 160,000 shares of common stock under the plan, 120,000 of which are conditioned upon shareholder approval of the amendment to increase of the number of shares issuable under the plan.

Reasons for the Proposed Amendment.   The Board has determined that additional
                                      shares should be made available for grants and awards under the 1998 Non-Employee
                                      Director Stock Option Plan. These grants and awards will be used to attract qualified non-employee directors and to provide incentives for our non-employee directors.

--------------------------------------------------------------------------------

        Description of the 1998 Non-Employee Director Stock Option Plan

--------------------------------------------------------------------------------

General............................   On April 1, 1998, the Board of Directors
                                      and shareholders adopted and approved the 1998 Non-Employee Director Stock Option
                                      Plan which provides for grants of stock
                                      options to our non-employee directors. A
                                      "non-employee director" is a director who is not a contractual or common law employee of Master Graphics or any of its subsidiaries.

                                      Without regard to the amendment to be
                                      voted on at the annual meeting, a total of 50,000 shares of common stock have been reserved for issuance under the 1998 Non-Employee Director Stock Option Plan. Options granted under the plan will be nonqualified stock options.

                                      All capitalized or quoted terms in this
                                      section have the meanings set forth in the 1998 Non-Employee Director Stock Option Plan.

Purpose............................   The general purpose of the 1998 Non-
                                      Employee Director Stock Option Plan is to provide non-employee directors with an additional incentive to effectively manage the company and contribute to its success.

Administration.....................   The Master Graphics Board of Directors
                                      administers the 1998 Non-Employee Director
                                      Stock Option Plan.

Eligibility........................   All non-employee directors of Master
                                      Graphics are eligible to receive options under the plan. The Board determines which non-employee directors will receive options subject to the provisions of the plan.

Terms and Conditions of Options....   Exercise Price. The Board determines the
                                      exercise price of options to purchase
                                      shares of common stock at the time the
                                      options are granted. However, pursuant to the terms of the plan, the exercise price must equal 100% of the fair market value of the common stock on the date the option is granted.

                                      Form of Consideration. A grantee may pay the option price (1) in cash; (2) by check, bank draft or money order payable to the order of the company; (3) by delivering shares of common stock having a fair market value equal to the exercise price; or (4) by a combination of any of the foregoing.

                                      Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable.

                                             Termination of Directorship; Death
                                             and Disability. If the grantee
                                             ceases to be a director for any
                                             reason other than death or
                                             permanent disability, the options
                                             will terminate immediately to the
                                             extent that they are not then
                                             exercisable. The exercisable
                                             portion of the options will then
                                             expire one year following the date
                                             the grantee ceases to be a
                                             director.

                                             If the grantee ceases to be a
                                             director due to death or permanent
                                             disability, the options will become
                                             immediately exercisable by, in the
                                             case of permanent disability, the
                                             grantee or the grantee's guardian
                                             or attorney-in-fact, or, in the
                                             case of death, the grantee's
                                             estate. The options will remain
                                             exercisable for two years following
                                             the grantee's death or permanent
                                             disability unless the options
                                             expire according to their terms
                                             prior to the expiration of that
                                             two-year period.

Change of Control.........................   The agreement granting options to a
                                             non-employee director may provide
                                             that those options will become
                                             immediately exercisable in the
                                             event of a Change of Control. The
                                             Board may require that the grantees
                                             surrender their outstanding options
                                             in the event of a Change of Control
                                             and receive a payment in cash equal
                                             to the amount by which the Change
                                             in Control Price of the shares of
                                             common stock subject to the options
                                             exceeds the exercise price of the
                                             options.

Withholding Obligations...................   All options issued under the 1998
                                             Non-Employee Director Stock Option
                                             Plan will be granted subject to
                                             applicable federal, state and local
                                             withholding requirements. Grantees
                                             may satisfy their withholding
                                             obligations by electing to have a
                                             certain number of shares of stock
                                             withheld which otherwise would have
                                             been received pursuant to exercise
                                             of the options.

Adjustments Upon Change in Capitalization.   If Master Graphics' common stock is
                                             changed by reason of any stock
                                             split, reverse stock split, stock
                                             dividend, recapitalization or other
                                             increase or decrease in the number
                                             of issued shares of common stock
                                             effected without receipt of
                                             consideration by Master Graphics,
                                             appropriate adjustments will be
                                             made in the number and class of
                                             shares of stock subject to the 1998
                                             Non-Employee Director Stock Option
                                             Plan, the number of shares of stock
                                             subject to any options outstanding,
                                             and the exercise price of
                                             outstanding options. Any such
                                             adjustment will be made by the
                                             Board, whose determination with
                                             respect to such adjustments shall
                                             be conclusive.

Tax Aspects........................   The grant of a nonqualified stock option
                                      has no U.S. federal income tax
                                      consequences for the grantee or Master
                                      Graphics. Upon exercise of a nonqualifed stock option, Master Graphics may take a tax deduction and the grantee realizes ordinary income. The amount of this deduction and income is equal to the difference between the fair market value of the shares on the date of exercise and the exercise price of the nonqualified stock option.

--------------------------------------------------------------------------------

             1998 Non-Employee Director Stock Option Plan Benefits

--------------------------------------------------------------------------------

Master Graphics is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the 1998 Non-Employee Director Stock Option Plan. The following table sets forth the dollar amount and the number of options to purchase shares of common stock granted under the 1998 Non-Employee Director Stock Option Plan as of the date of this proxy statement to (1) each non-employee director and (2) all non-employee directors as a group. Due to the terms of the plan, none of the executive officers named in the Summary Compensation Table above is eligible to receive awards under the plan.

                                                                  Number of              Value of
                                                                   Shares                 Shares
Name and Position                                                 Granted                Granted (1)
-----------------                                                 -------                -----------
Frederick F. Avery ...........................................       31,000(2)            $ 36,250
Michael B. Bemis .............................................      100,000(3)            $ 81,250
Donald L. Hutson .............................................       31,000(4)            $ 36,250
All non-employee directors as a group (3 persons) ............      162,000               $153,750

_____________
(1) The dollar value of options granted under the 1998 Non-Employee Director Stock Option Plan to Mr. Avery and Mr. Hutson was computed by multiplying the number of shares granted times the applicable per share exercise price of the option. All options granted under the 1998 Non-Employee Director Stock Option Plan to Mr. Avery and Mr. Hutson were granted at $10.00 per share, $1.00 per share or $0.8125 per share, an amount equal to or in excess of the fair market value of the common stock on the respective dates of grant. The dollar value of options granted under the 1998 Non-Employee Director Stock Option Plan to Mr. Bemis was computed by multiplying the number of shares granted times the $0.8125 per share exercise price of the option. All options granted under the 1998 Non-Employee Director Stock Option Plan to Mr. Bemis were granted at $0.8125 per share, an amount equal to or in excess of the fair market value of the common stock on the date of grant. As of the date of this proxy statement, none of the options granted under the 1998 Non-Employee Director Stock Option Plan was "in-the-money."
(2) Includes an option to purchase 10,000 shares of common stock that is subject to shareholder approval of the amendment to increase the number of shares issuable under the plan to a total of 350,000 shares. If the amendment is not approved by the shareholders, we will issue the option to purchase 10,000 shares of common stock outside the auspices of the plan.
(3) Subject to shareholder approval of the amendment to increase the number of shares issuable under the plan to a total of 350,000 shares. If the amendment is not approved by the shareholders, we will issue the option to purchase 100,000 shares of common stock outside the auspices of the plan.
(4) Includes an option to purchase 10,000 shares of common stock that is subject to shareholder approval of the amendment to increase the number of shares issuable under the plan to a total of 350,000 shares. If the amendment is not approved by the shareholders, we will issue the option to purchase 10,000 shares of common stock outside the auspices of the plan.

Approval of the amendment to the 1998 Non-Employee Director Stock Option Plan requires the affirmative vote of a majority of the votes cast at the annual meeting, whether in person or by proxy.

The Board of Directors recommends a vote "FOR" the approval of the amendment to the 1998 Non-Employee Director Stock Option Plan to increase the number of shares of common stock issuable under the plan to a total of 350,000 shares.

--------------------------------------------------------------------------------

                                 Other Matters

--------------------------------------------------------------------------------

The Board of Directors knows of no matters other than those discussed in this proxy statement which will be presented at the 2000 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we, without charge, will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 1999. Requests should be directed to P. Melvin Henson, Jr., Secretary, Master Graphics, Inc., 70 Timber Creek Drive, Suite 5, Cordova, Tennessee 38018, which is the address of Master Graphics' principal executive offices.

                                 By order of the Board of Directors


Memphis, Tennessee               P. Melvin Henson, Jr.
April [  ], 1999                 Secretary

                         Appendix A to Proxy Statement
            Text of the Amendment to the Charter of Master Graphics


1. Article 8 of the Charter shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     8.   Board of Directors.
          ------------------

          8.1  Number; Election; Term.  Subject to the rights of the holders of
               ----------------------
     any series of Preferred Stock to elect directors under specific circumstances, the Board of Directors shall consist of not less than three
     (3) nor more than fifteen (15) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the TBCA. A director need not be a shareholder. At each annual shareholder meeting, the holders of shares of Common Stock shall elect directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          8.2  Vacancies.  Subject to applicable law and any rights of the
               ---------
     holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The directors chosen to fill vacancies shall hold office for a term expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified.

          8.3  Removal.  Any director of the Corporation may be removed from
               -------
     office, but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for election of directors, unless a vote of a special voting group is otherwise required by law or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

2. Article 12 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     12.  Amendment.  Except as otherwise provided in this Article 12, this
          ---------
     Charter may be amended in the manner now or hereafter prescribed by statute; provided, however, that unless such action has been recommended by a vote of a majority of the directors then in office at a meeting at which a quorum is present, the provisions set forth in Articles 9, 10, 11, 12 and 13 hereof may not be repealed or amended in any respect and the provisions set forth in Articles 10 and 11 hereof may not be amended or repealed in any respect so as to adversely affect the rights therein conferred upon directors (or such other persons who may be entitled to the rights provided thereunder) of the Corporation, unless in any of such cases such action is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that in no event shall the last sentence of Article 10 be amended so as to adversely affect the rights herein conferred upon directors.

                                 Appendix A-1

                                     PROXY
                                     -----

                             Master Graphics, Inc.
           70 Timber Creek Drive, Suite 5, Memphis, Tennessee 38018

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Robert J. Diehl and P. Melvin Henson, Jr., or either of them, with full power of substitution and revocation to vote as proxy for the undersigned at the Annual Meeting of Shareholders of Master Graphics, Inc. (the "Company") to be held at the Radisson Inn Airport, 2411 Winchester Road, Memphis, Tennessee on June 16, 2000 at 10:00 A.M., Memphis, Tennessee time, and at any and all adjournments or postponements thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more fully set forth in the notice of annual meeting of shareholders enclosed herewith). The proxy is further authorized to vote in his discretion as to any other matters that may properly come before the meeting. The Board of Directors at the time of preparation of the proxy statement knows of no business to come before the meeting other than that referred to in the proxy statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. SHAREHOLDERS COMPLETING THIS PROXY SHOULD GIVE INSTRUCTIONS WITH RESPECT TO EACH PROPOSAL SET FORTH ON THIS PROXY, INCLUDING BOTH PARTS (A) AND (B) OF PROPOSAL 2 BELOW. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES COVERED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW.

     (1) To approve an amendment to the Company's Charter to eliminate the current three-class structure of the Company's Board of Directors and to designate all directors as a single class.

            [_]  For         [_]  Against         [_]  Abstain

     (2) (A) To elect five directors to serve until the 2001 Annual Meeting of Shareholders, in the event that the shareholders approve the proposal to amend the Company's Charter.

          [_]  For all nominees listed below      [_]   WITHHOLD AUTHORITY to
               (except as indicated to the              vote for all nominees
               contrary below).                         listed below.


                                   Frederick F. Avery
                                   Michael B. Bemis
                                   Robert J. Diehl
                                   Donald L. Hutson
                                   Edmund L. Brunini, Jr.

               Instruction:  To withhold authority to vote for any individual
               -----------
               nominee, write such nominee's name in the space provided below.


               -----------------------------------------------------------------


                          [Continued on other side.]

          (B) To elect two Class II directors to serve until the 2003 Annual Meeting of Shareholders, in the event that the shareholders reject the proposal to amend the Company's Charter.

          [_]  For all nominees listed below       [_]  WITHHOLD AUTHORITY to
               (except as indicated to the              vote for all nominees
               contrary below).                         listed below.


                                      Frederick F. Avery
                                      Robert J. Diehl

               Instruction:  To withhold authority to vote for any individual
               -----------
               nominee, write such nominee's name in the space provided below.


               -----------------------------------------------------------------

     (3) To approve an amendment to the Company's 1998 Non-Employee Director Stock Option Plan to increase from 50,000 to 350,000 the number of shares of common stock that can be issued under the plan.

            [_]  For             [_]  Against            [_]  Abstain


The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.


                                           Dated:  _____________________, 2000

                                           Please sign exactly as the name
                                           appears to the left. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           the full corporate name by the
                                           President or other authorized
                                           officer. If a partnership, please
                                           sign in the partnership's name by and
                                           authorized person.




                                           ____________________________________
                                           Signature



                                           ____________________________________
                                           Signature (if held jointly)


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.